Exhibit 99.2

Gentiva Health Services, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Data

On September 25, 2008, the Company completed the sale of 69% of its equity interest in the Company’s CareCentrix unit, a leading national provider of ancillary care benefit management services for major managed care organizations, to an affiliate of Water Street Healthcare Partners, a leading private equity firm focused exclusively on the health care industry, in a transaction valued at approximately $147 million.  In a restructuring that preceded the sale and in the sale of its equity interest, Gentiva received approximately $84 million in cash and a $25 million interest bearing seller note and retained 31% of the capital stock of the holding company of CareCentrix, having an ascribed value of approximately $26 million. In addition, the total value of the transaction also included an aggregate of $12 million representing the funding by the Water Street Healthcare Partners affiliate of additional capital into the CareCentrix business on the closing date and the payment of certain transaction related costs.

Of the $84 million in cash proceeds received by Gentiva, $58 million was used to repay a portion of the Company’s term loan on the closing date and approximately $2.5 million will be used to pay certain transaction costs and credit facility amendment fees.

Pro Forma Results for the Six Months Ended June 29, 2008

The following unaudited pro forma financial information presents (i) the financial condition of the Company at June 29, 2008, as if the sale had occurred on June 29, 2008, the Company’s most recent balance sheet date, and (ii) the results of operations of the Company as if the sale had occurred at December 31, 2007, the beginning of fiscal year 2008.The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the disposition had occurred as of the beginning of the Company’s 2008 fiscal year.

GENTIVA PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET JUNE 29, 2008 (In thousands) (Unaudited)

	Historical Gentiva	Less: CareCentrix (1)	Pro Forma Adjustments		Gentiva Pro Forma
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$ 22,079	$ 303	$ 23,533	(a)	$ 45,309
Accounts receivable, gross	223,011	58,176	-		164,835
Less:Allowance for doubtful accounts	(10,467)	(2,634)	-		(7,833)
Net accounts receivable	233,478	55,542	-		177,936
Deferred tax assets	11,306	-	-		11,306
Prepaid expenses and other current assets	14,455	725	-		13,730
Total current assets	281,318	56,570	23,533		248,281
Note receivable from affiliate	-	-	25,000	(b)	25,000
Investment in affiliate	-	-	26,000	(c)	26,000
Long-term investments	12,641	-	-		12,641
Fixed assets, net	66,181	2,705	(1,189)	(d)	62,287
Intangible assets, net	240,158	-	-		240,158
Goodwill	316,069	-	-		316,069
Other assets	26,008	-	-		26,008
Total assets	$ 942,375	$ 59,275	$ 73,344		$ 956,444

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 22,207	$ 14,062	$ -		$ 8,145
Payroll and related taxes	19,094	417	-		18,677
Deferred revenue	33,624	-	-		33,624
Medicare liabilities	8,782	-	-		8,782
Cost of claims incurred but not reported	22,089	22,089	-		-
Obligations under insurance programs	38,805	1,242	-		37,563
Other accrued expenses	34,138	5,159	-		28,979
Due to Gentiva	-	16,306	16,306	(e)	-
Total current liabilites	178,739	59,275	16,306		135,770
Long-term debt	331,000	-	(58,000)	(f)	273,000
Deferred tax liabilities, net	57,152	-	-		57,152
Other liabilities	22,109	-	-		22,109
Shareholders' equity	353,375	-	115,038	(g)	468,413
Total liabilities and shareholders' equity	$ 942,375	$ 59,275	$ 73,344		$ 956,444

GENTIVA PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 29, 2008 (In thousands, except per share amounts) (Unaudited)

	Historical Gentiva	Less: CareCentrix (1)		Pro Forma Adjustments		Gentiva Pro Forma

Net revenues	$ 669,947	$ 157,171		$ 1,767	(h)	$ 514,543
Cost of services and goods sold	(379,078)	(128,226)		(1,767)	(h)	(252,619)
Selling, general and administrative expenses	(235,562)	(19,896)	(i)	425	(j)	(215,241)
Depreciation and amortization	(10,753)	(240)		-		(10,513)
Operating income	44,554	8,809		425		36,170
Interest expense	(11,685)	-		1,827	(k)	(9,858)
Interest income	940	-		1,250	(l)	2,190
Income before income taxes	33,809	8,809		3,502		28,502
Income tax expense	(14,062)	(3,541)	(m)	(1,408)	(m)	(11,929)
Income before equity in net earnings of affiliate	19,747	5,268		2,094		16,573
Equity in net earnings of affiliate	-	-		971	(n)	971
Net income	$ 19,747	$ 5,268		$ 3,065		$ 17,544

Net income per common share:
Basic	$0.70					$0.62
Diluted	$0.68					$0.60

Weighted average shares outstanding:
Basic	28,389					28,389
Diluted	29,147					29,147

(1) Information is derived from the unaudited results of operations for the six months ended June 29, 2008.

NOTES TO GENTIVA UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTHS ENDED JUNE 29, 2008

(a) Adjustment to reflect $84.0 million of cash proceeds from the restructuring and sale of the Company’s 69% equity interest in CareCentrix less $58.0 million of payment on the term loan and approximately $2.5 million of expenses and fees.

(b) Adjustment to reflect the receipt of a $25.0 million, 10% note receivable due upon the occurrence of certain events, but in no event later than March 25, 2014 from CareCentrix.

(c) Adjustment to reflect Gentiva’s 31% equity interest in the holding company for CareCentrix.

(d) Adjustment to reflect the write-down of $1,189 related to developed software for a CareCentrix application that will not be utilized following the transaction.

(e) Adjustment to reflect the elimination of the due to Gentiva for the sale of the net assets in CareCentrix.

(f) Adjustment to reflect the prepayment of $58.0 million on the Company’s term loan from the proceeds of the restructuring and sale in connection with the First Amendment to the Company’s Credit Agreement dated August 20, 2008.

(g) Adjustment to reflect the gain on the sale of CareCentrix. There is no income tax liability recorded since the transaction results in a capital loss for federal income tax purposes.

(h) Adjustment to reflect intercompany transactions between Gentiva home care branches and CareCentrix that were previously eliminated in reporting Historical Gentiva results.

(i) Includes $3,800 of fees to be paid by CareCentrix to Gentiva in connection with a Transition Services Agreement between the Company and CareCentrix.

(j) Adjustment to reflect Gentiva’s management fee from CareCentrix ($200) and the elimination of Gentiva’s equity-based compensation expense associated with CareCentrix associates ($225).

(k) Adjustment to reflect $1,827 of reduced interest expense as a result of the prepayment of $58.0 million on the Company’s term loan at a weighted average interest rate of 6.3%.

(l) Adjustment of $1,250 to reflect interest income on the $25.0 million note receivable from CareCentrix that bears interest at an annual rate of 10%.

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(m) Adjustment to reflect a combined federal and state statutory tax rate of 40.2% on the CareCentrix results and the pro forma adjustments.

(n) Adjustment to reflect Gentiva’s 31% equity in CareCentrix’s earnings for the six months ended June 29, 2008.

Calculation of equity in net earnings of affiliate:
CareCentrix income before income taxes	$8,809
Less: Interest on seller note @ 10%	(1,250)
Interest on senior debt @ 8%	(1,520)
Management fees	(800)
Adjusted income before income taxes	5,239
Income tax expense @ 40.2%	(2,106)
Adjusted net income	3,133
Equity in net earnings of affiliate @ 31%	$971

Pro Forma Results for the Fiscal Year ended December 30, 2007

The following unaudited pro forma financial information presents the results of operations of the Company as if the sale had occurred at January 1, 2007, the beginning of fiscal 2007.The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the disposition had occurred as of the beginning of the Company’s 2007 fiscal year.

GENTIVA PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 30, 2007 (In thousands, except per share amounts) (Unaudited)

	Historical Gentiva	Less: CareCentrix (1)		Pro Forma Adjustments		Gentiva Pro Forma

Net revenues	$ 1,229,297	$ 290,786		$ 5,115	(a)	$ 943,626
Cost of services and goods sold	(700,299)	(231,537)		(5,115)	(a)	(473,877)
Selling, general and administrative expenses	(429,321)	(37,779)	(b)	850	(c)	(390,692)
Depreciation and amortization	(20,014)	(494)		-		(19,520)
Operating income	79,663	20,976		850		59,537
Interest expense	(27,285)	-		4,408	(d)	(22,877)
Interest income	3,204	-		2,500	(e)	5,704
Income before income taxes	55,582	20,976		7,758		42,364
Income tax expense	(22,754)	(8,432)	(f)	(3,119)	(f)	(17,440)
Income before equity in net earnings of affiliate	32,828	12,544		4,639		24,924
Equity in net earnings of affiliate	-	-		2,565	(g)	2,565
Net income	$ 32,828	$ 12,544		$ 7,204		$ 27,489

Net income per common share:
Basic	$ 1.18					$ 0.99
Diluted	$ 1.15					$ 0.96

Weighted average shares outstanding:
Basic	27,798					27,798
Diluted	28,599					28,599

(1) Information is derived from the unaudited results of operations for the year ended December 30, 2007.

NOTES TO GENTIVA UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 30, 2007

(a) Adjustment to reflect intercompany transactions between Gentiva home care branches and CareCentrix that were previously eliminated in reporting Historical Gentiva results.

(b) Includes $7,600 of fees to be paid by CareCentrix to Gentiva in connection with a Transition Services Agreement between the Company and CareCentrix.

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(c) Adjustment to reflect Gentiva’s management fee from CareCentrix ($400) and the elimination of Gentiva’s equity-based compensation expense associated with CareCentrix associates ($450).

(d)Adjustment to reflect $4,408 of reduced interest expense as a result of the prepayment of $58.0 million on the Company’s term loan at a weighted average interest rate of 7.6%.

(e) Adjustment of $2,500 to reflect interest income on the $25.0 million note receivable from CareCentrix that bears interest at an annual rate of 10%.

(f) Adjustment to reflect a combined federal and state statutory tax rate of 40.2% on the CareCentrix results and the pro forma adjustments.

(g) Adjustment to reflect Gentiva’s 31% equity in CareCentrix’s earnings for the fiscal year ended December 30, 2007.

Calculation of equity in net earnings of affiliate:
CareCentrix income before income taxes	$20,976
Less: Interest on seller note @ 10%	(2,500)
Interest on senior debt @ 8%	(3,040)
Management fees	(1,600)
Adjusted income before income taxes	13,836
Income tax expense @ 40.2%	(5,526)
Adjusted net income	8,274
Equity in net earnings of affiliate @ 31%	$2,565

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